Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on September 25, 2026, by and between Bold Eagle Acquisition Corp., a Cayman Islands exempted company (“BEAC”), and the undersigned subscriber (“Subscriber”).

RECITALS

WHEREAS, concurrently with the execution of this Subscription Agreement, BEAC is entering into a Business Combination Agreement (as may be amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”) with REDL Intermediate Holdings, LLC, a Delaware limited liability company (“REDLattice”), BEAC Merger Sub, LLC, a Delaware limited liability company wholly-owned subsidiary of BEAC (“Merger Sub”), and, solely for the purposes of Section 6.9(e) of the Business Combination Agreement, REDL Ultimate Holdings, LP, a Delaware limited partnership pursuant to which, and subject to the terms and conditions set forth therein, among other things, BEAC will de-register in the Cayman Islands and transfer by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and Part XII of the Companies Act (As Revised) of the Cayman Islands (the “Domestication”), and, promptly thereafter, Merger Sub will merge with and into REDLattice, with REDLattice surviving the merger as a wholly-owned subsidiary of BEAC (the “Merger”, and together with the Domestication and the other transactions contemplated by the Business Combination Agreement, the “Transaction”), and in connection therewith, BEAC shall change its name to a name reasonably determined by REDLattice;

WHEREAS, on the terms and subject to the conditions contained in this Subscription Agreement, Subscriber desires to subscribe for and purchase from BEAC, following the Domestication and immediately prior to or concurrently with the consummation of the Merger, (i) that number of shares of BEAC’s domesticated Delaware common stock, par value $0.0001 per share (the “Common Stock”), set forth on the signature page hereto (the “Subscribed Shares”), for a purchase price per share equal to $10.00 (the “Per Share Price”) and/or (ii) BEAC’s 4.00% convertible notes due 2031, having the terms set forth in the indenture in respect of the Convertible Notes (the “Indenture”) substantially in the form set forth as Annex B hereto (the “Convertible Notes”), which is incorporated in and made a part of this Subscription Agreement, in an aggregate principal amount set forth on Subscriber’s signature page attached hereto (the “Subscribed Notes”), at a purchase price equal to 100% of such principal amount (the “Per Notes Price”), and BEAC desires to issue and sell to Subscriber, following the Domestication and immediately prior to or concurrently with the consummation of the Merger, the Subscribed Shares and/or the Subscribed Notes in consideration of the payment, by or on behalf of Subscriber to BEAC, of the aggregate purchase price set forth on its signature page hereto (the “Purchase Price”);

WHEREAS, concurrently with the execution of this Subscription Agreement, BEAC is entering into subscription agreements (the “Other Subscription Agreements”) with certain other investors (the “Other Subscribers,” and together with Subscriber, the “Subscribers”) acquiring Common Stock and/or Convertible Notes at the same Per Share Price or Per Notes Price, as applicable, representing, including pursuant to this Agreement, an aggregate investment amount of up to $275 million of Convertible Notes and up to $60 million of Common Stock; and

WHEREAS, in connection with the issuance of the Convertible Notes on the Closing Date, BEAC and U.S. Bank Trust Company, National Association (the “Trustee”) will enter into the Indenture.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

AGREEMENT

1. Subscription. On the terms and subject to the conditions hereof, at the Closing (as defined below), Subscriber hereby subscribes for and agrees to purchase from BEAC, and BEAC hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price by or on behalf of Subscriber to BEAC, the Subscribed Shares and/or the Subscribed Notes (such subscription and issuance, the “Subscription”). Subscriber and BEAC acknowledge that, as a result of the Domestication, the Subscribed Shares and/or the Underlying Shares (as defined below) will be shares of common stock of a Delaware corporation and will not be ordinary shares of a Cayman Islands exempted company. No fractional shares of Common Stock shall be issued pursuant to this Subscription Agreement as Subscribed Shares.

2. Closing.

(a) The consummation of the Subscription (the “Closing”) shall occur on the closing date of the Transaction (the “Transaction Closing Date”), following the Domestication and immediately prior to or concurrently with the consummation of the Merger and following the satisfaction or waiver of the conditions set forth in this Section 2.

(b) At least five (5) Business Days before the anticipated Transaction Closing Date, BEAC shall deliver or cause to be delivered written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Transaction Closing Date and (ii) the wire instructions for delivery of the Purchase Price. No later than three (3) Business Days prior to the anticipated Transaction Closing Date as set forth in the Closing Notice, Subscriber shall deliver to BEAC (A) the Purchase Price in cash via wire transfer to the account specified in the Closing Notice (which cash shall be held in a non-interest bearing account), and (B) such information as is reasonably requested in the Closing Notice in order for BEAC to issue the Subscribed Shares and/or the Subscribed Notes to Subscriber at the Closing including, without limitation, the legal name of the person in whose name the Subscribed Shares and/or the Subscribed Notes are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. BEAC shall deliver to Subscriber (1) if the Subscriber is purchasing Subscribed Shares, (i) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement, the BEAC Constitutional Documents (as defined below) or applicable securities laws and other than those imposed by or on Subscriber or Subscriber’s assets), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) as promptly as practicable after the Closing, written notice from BEAC or its transfer agent evidencing the issuance to Subscriber of the Subscribed Shares on and as of the Transaction Closing Date and/or (2) if the Subscriber is purchasing Subscribed Notes, at the Closing, the Subscribed Notes shall be delivered through the facilities of the Depositary Trust Company. Notwithstanding the foregoing two sentences, for any Subscriber purchasing Subscribed Shares that informs BEAC (x) that it is an investment company registered under the Investment Company Act of 1940, as amended or (y) that it is advised or sub-advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, then, in lieu of the settlement procedures in the foregoing two sentences, the following shall apply: such Subscriber shall initiate funding of the Purchase Price no later than 9:00 a.m. New York City time on the Transaction Closing Date (or as soon as practicable following receipt of evidence from BEAC’s transfer agent reasonably acceptable to the Subscriber of the issuance to Subscriber of the Subscribed Shares on and as of the Transaction Closing Date) by wire transfer of United States dollars in immediately available funds to the account specified by BEAC in the Closing Notice against delivery by BEAC to Subscriber of the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws and other than those imposed by Subscriber), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and evidence from BEAC’s transfer agent reasonably acceptable to the Subscriber of the issuance to Subscriber of the Subscribed Shares on and as of the Transaction Closing Date. In the event that the consummation of the Transaction does not occur within three (3) Business Days after the anticipated Transaction Closing Date specified in the Closing Notice, unless Subscriber otherwise agrees in writing, BEAC shall promptly (but in no event later than two (2) Business Days after the anticipated Transaction Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to BEAC by wire transfer of United States dollars in immediately available funds to the account specified by Subscriber, and, to the extent that any Subscribed Shares or any Subscribed Notes have been delivered to Subscriber, such Subscribed Shares shall be deemed repurchased and any related book entries shall be cancelled and the Trustee shall promptly cancel such Subscribed Notes in accordance with its customary procedures. For the avoidance of doubt, unless this Subscription Agreement has been terminated pursuant to Section 7, the return of any funds delivered by Subscriber to BEAC shall not terminate this Subscription Agreement or relieve Subscriber or BEAC of any of their respective obligations hereunder (including Subscriber’s obligation to purchase the Subscribed Shares and/or the Subscribed Notes at the Closing following BEAC’s delivery to Subscriber of a new Closing Notice and satisfaction of the conditions to Closing as set forth herein). For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York or the Cayman Islands are required or authorized by law to be closed for business.

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(c) The Closing shall be subject to the satisfaction or written waiver by each of the parties hereto of the conditions that, on the Transaction Closing Date:

(i) the Common Stock shall have been approved for listing on the Nasdaq Stock Market, LLC or the New York Stock Exchange, as applicable (the “Exchange”), subject only to official notice of issuance;

(ii) all conditions precedent to the closing of the Transaction set forth in Article IX of the Business Combination Agreement, including the approval by BEAC’s shareholders, shall have been satisfied or waived as determined by the parties to the Business Combination Agreement but subject to Section 2(e)(iii) (other than those of such conditions precedent that, by their nature, are to be satisfied at the closing of the Transaction, including to the extent that any such condition precedent is, or is dependent upon, the consummation of the transactions contemplated hereby);

(iii) no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the Transaction or the transactions contemplated hereby; and

(iv) BEAC and the Trustee shall have executed the Indenture substantially in the form attached as Annex B hereto.

(d) The obligation of BEAC to consummate the Closing shall be subject to the satisfaction or written waiver by BEAC of the additional conditions that, on the Transaction Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects as so qualified) at and as of the Transaction Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects as so qualified) as of such earlier date), in each case, without giving effect to the consummation of the Transaction, and the consummation of the Closing shall constitute a reaffirmation by Subscriber of its representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date (or as of such earlier date, as applicable); and

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(e) The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or written waiver by Subscriber of the additional conditions that, on the Transaction Closing Date:

(i) each of the representations and warranties of BEAC contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or BEAC Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects as so qualified) at and as of the Transaction Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or BEAC Material Adverse Effect, which representations and warranties shall be true and correct in all respects as so qualified) as of such earlier date), in each case, without giving effect to the consummation of the Transaction, and the consummation of the Closing shall constitute a reaffirmation by BEAC of its representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date (or as of such earlier date, as applicable);

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(ii) BEAC shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) except to the extent consented to in writing by Subscriber, the Business Combination Agreement shall not have been amended or modified, and no condition waived thereunder, in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber (solely in its capacity as such) would reasonably expect to receive under this Subscription Agreement;

(iv) BEAC shall have delivered to Subscriber a certificate of the Secretary of BEAC, dated as of five (5) Business Days prior to the Closing Date, certifying the BEAC Constitutional Documents (as defined below) and attaching a good standing certificate from the relevant authority in the Cayman Islands; and

(v) BEAC and REDLattice, collectively, shall have received an aggregate of not less than $100 million of gross equity proceeds from (x) the issuance and sale of shares of Common Stock or securities that will convert into shares of Common Stock at the Closing funded following the date of this Agreement up to concurrently with Closing and (y) cash available for release from the Trust Account (as defined below) net of amounts required to satisfy redemptions properly made and not withdrawn, but prior to the payment of any transaction expenses.

3. BEAC Representations and Warranties. BEAC represents and warrants to Subscriber that:

(a) As of the date hereof, BEAC (i) is currently duly organized, validly existing and in good standing under the laws of the Cayman Islands, (ii) following the Domestication, BEAC will be duly organized, validly existing and in good standing under the laws of Delaware, (iii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iv) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation and only to the extent such concept exists in such jurisdiction) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iv), where the failure to be in good standing would not reasonably be expected to have a BEAC Material Adverse Effect. For purposes of this Subscription Agreement, a “BEAC Material Adverse Effect” means an event, change, development, occurrence, condition or effect (1) with respect to BEAC and its subsidiaries, taken together as a whole, that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition, shareholders’ equity, or results of operations of BEAC and its subsidiaries, taken together as a whole, or (2) that would reasonably be expected to have a material adverse effect on the authority of BEAC to enter into and timely perform its obligations under this Subscription Agreement and to timely consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares and the Subscribed Notes, except, in the case of clauses (1) and (2) above, to the extent arising from redemptions by BEAC’s public shareholders.

(b) The Subscribed Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than those arising under applicable securities laws and other than those imposed by Subscriber), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the BEAC Constitutional Documents (as in effect at the time of such issuance) or by any agreement or instrument by which BEAC is a party or by which it is bound or the laws of its jurisdiction of incorporation.

(c)  The Convertible Notes have been duly authorized and, when issued and sold against receipt of the consideration therefor, the Convertible Notes will be valid and legally binding obligations of BEAC, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and by the availability of equitable remedies. The shares of Common Stock issuable upon conversion of the Convertible Notes (the “Underlying Shares”) are duly authorized and, if and when issued upon conversion of the Convertible Notes, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement, the Indenture, the BEAC Constitutional Documents (as in effect at the time of such issuance) or any applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the BEAC Constitutional Documents (as in effect at the time of such issuance), or by any contract to which BEAC is a party or by which it is bound, or under the laws of its jurisdiction of incorporation.

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(d) This Subscription Agreement has been duly authorized, validly executed and delivered by BEAC, and, assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of BEAC, enforceable against BEAC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and by the availability of equitable remedies. The Business Combination Agreement has been duly authorized, validly executed and delivered by BEAC, and, assuming the due authorization, execution and delivery of the same by REDLattice and Merger Sub, the Business Combination Agreement shall constitute the valid and legally binding obligation of BEAC, enforceable against BEAC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and by the availability of equitable remedies. On the Closing Date, the Indenture will be duly authorized, executed and delivered by BEAC.

(e) The execution and delivery of the Business Combination Agreement, this Subscription Agreement, the issuance and sale of the Subscribed Shares and/or the Subscribed Notes, the issuance and delivery of the Underlying Shares (if any) upon conversion of the Subscribed Notes in accordance with the terms of the Indenture, and the compliance by BEAC with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of BEAC pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which BEAC is a party or by which BEAC is bound or to which any of the property or assets of BEAC is subject; (ii) the BEAC Constitutional Documents; or (iii) assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4, any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over BEAC or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a BEAC Material Adverse Effect.

(f) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4, BEAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Exchange) or other person in connection with the execution, delivery and performance of the Business Combination Agreement, this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares, the Subscribed Notes or the Underlying Shares (if any)), other than (i) those required by applicable securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 5, (iii) those required by the Exchange, including with respect to obtaining shareholder approval, (iv) those required to consummate the Transaction as provided under the Business Combination Agreement, (v) those required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) those the failure of which to obtain would not reasonably be expected to have a BEAC Material Adverse Effect.

(g) As of their respective dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, each report, form, statement, schedule, prospectus, proxy, registration statement and other document required to be filed by BEAC with the Commission (the “BEAC SEC Reports”), complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder as in effect at the time of filing, and none of BEAC SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of BEAC included in the BEAC SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of BEAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the BEAC SEC Reports.

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(h) As of the date hereof, (A) the authorized share capital of BEAC is $48,100 divided into (i) 400,000,000 Class A ordinary shares, par value $0.0001 per share, of which 26,158,000 shares are issued and outstanding (the “Cayman Class A Shares”), (ii) 80,000,000 Class B ordinary shares, par value $0.0001 per share, of which 5,160,000 shares are issued and outstanding (the “Cayman Class B Shares”), and (iii) 1,000,000 preference shares, par value $0.0001 per share, of which no shares are issued and outstanding, and (B) BEAC has 25,800,000 rights issued and outstanding, each entitling the holder to receive one twentieth (1/20) of one Cayman Class A Share upon the consummation of a business combination (the “BEAC Rights”). All issued and outstanding Cayman Class A Shares, Cayman Class B Shares, and BEAC Rights (i) have been duly authorized and validly issued and, with respect to the Cayman Class A Shares and Cayman Class B Shares, are fully paid and non-assessable and are not subject to preemptive or similar rights; (ii) have been offered, sold and issued in compliance with applicable law, including federal and state securities laws, and all requirements set forth in (1) BEAC’s Amended and Restated Memorandum and Articles of Association, as amended from time to time, including pursuant to the Domestication (the “BEAC Constitutional Documents”), and (2) any other applicable contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable law, the BEAC Constitutional Documents or any contract to which BEAC is a party or otherwise bound. Except as pursuant to (1) the BEAC Rights, (2) this Subscription Agreement and the Other Subscription Agreements, or (3) the Business Combination Agreement and the other agreements and arrangements referred to therein, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from BEAC any share capital or other equity interests in BEAC (collectively, “BEAC Equity Interests”) or securities convertible into or exchangeable or exercisable for BEAC Equity Interests. As of the date hereof, other than Merger Sub, BEAC has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. As of the Transaction Closing Date, BEAC will directly own 100% of the equity of REDLattice. Other than as described in the BEAC SEC Reports, there are no shareholder agreements, voting trusts or other agreements or understandings to which BEAC is a party or by which it is bound relating to the voting of any BEAC Equity Interests, other than as contemplated by the Business Combination Agreement. There are no securities or instruments issued by or to which BEAC is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (x) the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any), (y) the Common Stock and/or Convertible Notes to be issued pursuant to any Other Subscription Agreement or (z) any other share capital of BEAC to be issued pursuant to the Transaction, that have not been waived. As of the Closing Date, the authorized share capital of BEAC shall be sufficient to enable BEAC to issue the Subscribed Shares and the shares of BEAC common stock to be issued in the Transaction.

(i) The issued and outstanding Cayman Class A Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Nasdaq Global Market. There is no suit, action, proceeding or investigation pending or, to the knowledge of BEAC, threatened against BEAC by the Nasdaq Global Market or the Commission to prohibit or terminate the listing of the Cayman Class A Shares or, when registered and issued in connection with the Domestication, the listing of the Common Stock on the Exchange, or to deregister the Cayman Class A Shares under the Exchange Act. BEAC has taken no action that is designed to terminate the registration of the Cayman Class A Shares under the Exchange Act other than in connection with the Domestication and subsequent registration under the Exchange Act of the Common Stock. Upon the consummation of the Transactions, the issued and outstanding Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the Exchange, subject only to official notice thereof.

(j) The Cayman Class A Shares are, and the Common Stock will be, eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and BEAC is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Cayman Class A Shares. BEAC’s transfer agent is a participant in DTC’s Fast Automated Securities Transfer Program. The Cayman Class A Shares are not, and have not been at any time, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of Cayman Class A Shares through DTC.

(k) The Subscribed Notes, if any, when issued, will not be of the same class as any BEAC securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

(l) Except for such matters as have not had or would not be reasonably expected to have a BEAC Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a court, governmental authority or arbitrator pending, or, to the knowledge of BEAC, threatened in writing against BEAC, by any person, or (ii) judgment, decree, injunction, ruling or order of any court, governmental authority or arbitrator outstanding against BEAC.

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(m) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act or qualification under the securities laws of any state is required for the offer and sale by BEAC to Subscriber of (i) the Subscribed Shares and/or (ii) the Subscribed Notes and issuance of the Underlying Shares (if any) to Subscriber upon conversion of the Subscribed Notes.

(n) Neither BEAC nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares and the Subscribed Notes.

(o) BEAC is not, and immediately after receipt of payment for the Subscribed Shares and/or the Subscribed Notes will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p) BEAC is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a BEAC Material Adverse Effect. BEAC has not received any written communication from a governmental authority that alleges that BEAC is not in compliance with or is in default or violation of any applicable law, except where such noncompliance, default or violation would not reasonably be expected to have a BEAC Material Adverse Effect.

(q) BEAC is not, and is not controlled by or acting on behalf of (in connection with this Transaction), a Sanctioned Person (as defined below). BEAC is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. For purposes of this Subscription Agreement, “Sanctioned Person” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant governmental entity, as amended from time to time; (b) located, organized or ordinarily resident in a country or territory that is, or whose government is, the subject or target of comprehensive Sanctions, including, as of the date of this Subscription Agreement, Crimea, the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine, Cuba, Iran, and North Korea; (c) an officer or employee of any Governmental Entity or public international organization, or officer of a political party or candidate for political office; or (d) or any person 50% or greater owned or, as applicable, controlled by any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations and (d) His Majesty’s Treasury.

(r) BEAC is not controlled by or acting on behalf of (in connection with this Subscription Agreement) a person or entity resident that: (i) has been designated as non-cooperative with international anti-money laundering or counter terrorist financing principles or procedures, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable laws of other countries; (ii) is the subject of an advisory issued by the Financial Crimes Enforcement Network of the U.S. Department of the Treasury; or (iii) has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns (any such country or territory, a “Non-cooperative Jurisdiction”), or an entity or individual that resides or has a place of business in, or is organized under the laws of, a Non-cooperative Jurisdiction.

(s) Neither BEAC nor any of its controlled affiliates (i) is, or will be at or immediately after the Transaction Closing Date, a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) directly or indirectly hold, or will hold at or immediately after the Transaction Closing Date, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is engaged, or has plans to engage, or will be engaged at or immediately after the Transaction Closing Date, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

(t) BEAC is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Subscribed Shares and the Subscribed Notes other than to the Placement Agents (as defined herein).

(u) Other than the Business Combination Agreement and any other agreement expressly contemplated by the Business Combination Agreement, BEAC has not entered into any side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s Other Subscription Agreement which provides any rights or benefits to such Other Subscriber that are materially more favorable to such Other Subscriber than the rights and benefits in this Subscription Agreement unless such rights or benefits are also offered to Subscriber; provided, that one or more Other Subscription Agreements may include (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of such Other Subscriber, or (ii) any rights or benefits which are personal to an Other Subscriber based solely on its place of organization or headquarters, its organizational form, or other particular restrictions applicable to such Other Subscriber. Subject to the foregoing proviso, (x) the Other Subscription Agreements reflect the same Per Share Price and/or the same Per Notes Price per $1,000 principal amount and other material terms with respect to the purchase of Common Stock and/or Convertible Notes that are no more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement and (y) after the date hereof, no Other Subscription Agreements shall be amended or modified, and no terms or conditions thereof waived, in a manner that materially benefits such Other Subscriber, unless such amendment, modification or waiver is also offered to the Subscriber.

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4. Subscriber Representations and Warranties. Subscriber represents and warrants to BEAC that:

(a) Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized and validly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by BEAC, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and by the availability of equitable remedies.

(c) The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Subscriber’s ability to timely consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares and/or the Subscribed Notes.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act) and has duly completed and delivered Annex A to BEAC concurrently herewith, (ii) is acquiring the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares and/or the Subscribed Notes with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any). Subscriber acknowledges that it has been informed that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

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(e) Subscriber and its investment adviser, if applicable, understands that the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) have not been registered under the Securities Act or any state securities law in reliance on the availability of an exemption from registration and that BEAC is not required to register the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) except as set forth in Section 5 of this Subscription Agreement. Subscriber understands that the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) will be “restricted securities” within the meaning of the Securities Act and may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to BEAC or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act and, in each of clauses (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry statements representing the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) shall contain applicable legends to such effect (with respect to the Subscribed Notes, as set forth in the Indenture). As a result of these transfer restrictions, Subscriber understands that Subscriber may not be able to readily resell, offer, pledge or otherwise dispose of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) and may be required to bear the financial risk of an investment in the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Transaction Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any).

(f) Subscriber and its investment adviser, if applicable, understands and agrees that Subscriber is purchasing the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) directly from BEAC. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by BEAC, any other party to the Transaction, any Placement Agent (as defined herein), or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of BEAC set forth in this Subscription Agreement.

(g) In making its decision to purchase the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any), Subscriber, and its investment adviser, if applicable, has relied solely upon independent investigation made by Subscriber and the representations and warranties of the parties contained in this Subscription Agreement. Subscriber acknowledges and agrees that Subscriber has received or had access to, and had an adequate opportunity to review, such financial and other information as Subscriber deems necessary or desirable in order to make an investment decision with respect to the Subscribed Shares and/or the Subscribed Notes, including with respect to BEAC and the Transaction (including REDLattice and its subsidiaries (collectively, the “Acquired Companies”)), and has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscribers investment in the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any). Subscriber acknowledges that certain information provided to it in connection with its Subscription constitutes forward-looking information, and such forward-looking information was prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking information. Subscriber further acknowledges that such forward-looking information was prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such forward-looking information. Subscriber acknowledges and agrees that none of Goldman Sachs & Co. LLC (“Goldman Sachs”) and Jefferies LLC (“Jefferies”), acting as placement agents to BEAC (each, a “Placement Agent” and, collectively, the “Placement Agents”), or any affiliate of any Placement Agent, has provided Subscriber with any advice with respect to the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) and that no such advice was necessary or desired. None of the Placement Agents or any of their respective affiliates has made or makes any representation as to BEAC or the Acquired Companies or the quality or value of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any). Subscriber acknowledges that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to BEAC or the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) or the accuracy, completeness or adequacy of any information supplied to Subscriber by BEAC.

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(h) Subscriber acknowledges that no disclosure or offering document has been prepared in connection with this offering by the Placement Agents or any of their affiliates.

(i) Subscriber agrees that none of the Placement Agents, their affiliates or any of their control persons, officers, directors or employees shall be liable to the Subscriber (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with this offering of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any). This undertaking is given freely and after obtaining independent legal advice.

(j) Subscriber, and its investment adviser, if applicable, became aware of this offering solely by means of direct contact between Subscriber and BEAC or REDLattice, or their respective representatives or affiliates, or by means of contact from a Placement Agent, and the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) were offered to Subscriber solely by direct contact between Subscriber and BEAC, or its representatives or affiliates, or by means of contact from a Placement Agent. Subscriber did not become aware of this offering, nor were the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) offered to Subscriber, by any other means. Subscriber acknowledges that the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k) Subscriber, and its investment adviser, if applicable, acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any), including those set forth in the BEAC SEC Reports. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any), and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber is an institutional account as defined in FINRA Rule 4512(c), and is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities. Subscriber understands and acknowledges that it has been informed that the purchase and sale of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(l) Subscriber, and its investment adviser, if applicable, has independently analyzed and considered the risks of an investment in the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) and determined that its purchase of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) (i) is consistent with such Subscriber’s financial needs, objectives and condition, (ii) complies with all investment policies, guidelines and other restrictions that are applicable to such Subscriber, (iii) does not and will not violate any law, rule, regulation, agreement or other obligation to which such Subscriber is bound (assuming the accuracy of BEAC’s representations and warranties contained herein) which would reasonably be expected to have a Subscriber Material Adverse Effect , and (iv) is a fit, proper and suitable investment for such Subscriber, notwithstanding the risks associated with a purchase of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any). Subscriber has determined that it is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in BEAC. Subscriber acknowledges specifically that a possibility of total loss of its investment exists.

(m) Subscriber understands and agrees that no federal (U.S. or foreign) or state agency, securities commission or similar regulatory authority has passed upon or endorsed the merits of the offering of the Subscribed Shares or the Subscribed Notes or made any findings or determination as to the fairness of this investment.

(n) Subscriber is not, and is not 25 percent or more in the aggregate beneficially owned by or controlled by or acting on behalf of (in connection with this Subscription Agreement and the transactions contemplated hereby), a Sanctioned Person. Subscriber is not a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required by applicable law, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. Subscriber further represents and warrants that it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to subscribe for the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) were derived from lawful activities; and Subscriber shall promptly notify BEAC if the Subscriber discovers that any of such representations ceases to be true prior to the Closing, and to provide BEAC with appropriate information in connection therewith.

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(o) Subscriber is not controlled by or acting on behalf of (in connection with this Subscription Agreement) a person or entity resident that: (i) has been designated as non-cooperative with international anti-money laundering or counter terrorist financing principles or procedures, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable laws of other countries; (ii) is the subject of an advisory issued by the Financial Crimes Enforcement Network of the U.S. Department of the Treasury; or (iii) has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as a Non-cooperative Jurisdiction, or an entity or individual that resides or has a place of business in, or is organized under the laws of, a Non-cooperative Jurisdiction.

(p) If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither BEAC nor any of its affiliates has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any), and neither BEAC nor its affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any).

(q) At the Closing, Subscriber will have sufficient funds to pay the Purchase Price pursuant to and in accordance with Section 2(b).

(r) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including the Placement Agents, any of their affiliates or any of their control persons, officers, directors and employees), other than the representations and warranties of BEAC expressly set forth in this Subscription Agreement. Subscriber agrees that no Other Subscriber pursuant to any Other Subscription Agreement shall be liable to any Other Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares and/or the Subscribed Notes hereunder.

(s) Subscriber acknowledges and agrees that (a) each Placement Agent is acting solely as BEAC’s placement agent in connection with the private placement of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) and is not acting as an underwriter, initial purchaser, dealer or in any other capacity and is not and shall not be construed as a fiduciary of the Subscriber, BEAC or any other person or entity in connection with the private placement of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any), (b) no Placement Agent has made or will make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the private placement of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any), and (c) no Placement Agent will have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the private placement of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning BEAC, or the private placement of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any).

(t) Subscriber acknowledges that Goldman Sachs is also acting as financial and capital markets advisor to BEAC in connection with the Transaction, and Jefferies is also acting as financial advisor to REDLattice in connection with the Transaction.

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(u) No broker or finder has acted on behalf of the Subscriber in connection with the purchase of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) pursuant to this Subscription Agreement in such a way as to create any liability on the part of BEAC, REDLattice or any of their respective affiliates.

(v) The Subscriber hereby acknowledges and is aware that Jefferies acted as an underwriter in BEAC’s initial public offering (“IPO”), for which role, Jefferies received compensation pursuant to the Underwriting Agreement, dated as of October 23, 2024, by and between BEAC and Jefferies and UBS Securities LLC, as representatives of the underwriters named therein (“Underwriting Agreement”), and pursuant to which, should a Transaction be consummated, Jefferies, as an IPO underwriter, may be entitled to receive its portion of the deferred underwriting compensation from BEAC as provided in the Underwriting Agreement.

5. Registration of Subscribed Shares and Underlying Shares.

(a) BEAC will endeavor to, on or prior to the Transaction Closing Date, and shall in no event later than thirty (30) calendar days after the Transaction Closing Date (the “Filing Date”), file with the Commission (at BEAC’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale by Subscriber of the Subscribed Shares and the maximum number of Underlying Shares issuable pursuant to the terms of the Indenture without giving effect to any limitation on conversion of the Subscribed Notes set forth therein (such Subscribed Shares and Underlying Shares, together, the “Registrable Shares”), and BEAC shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the Filing Date, but in any event no later than sixty (60) calendar days after the earlier of (x) the Filing Date and (y) the filing date of the Registration Statement (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) calendar days after the earlier of (x) the Filing Date and (y) the filing date of the Registration Statement, if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that BEAC shall have the Registration Statement declared effective within five (5) Business Days after the date BEAC is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of Business Days that the Commission remains closed for. If requested by the Subscriber, BEAC shall provide a draft of the Registration Statement to the Subscriber for review at least five (5) Business Days in advance of the Filing Date, and Subscriber shall provide any comments on the Registration Statement to BEAC no later than the day immediately preceding the Filing Date. Unless otherwise agreed to in writing by the Subscriber prior to the filing of the Registration Statement, the Subscriber shall not be identified as a statutory underwriter in the Registration Statement; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to BEAC. Notwithstanding the foregoing, if the Commission prevents BEAC from including any or all of the Registrable Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Shares, such Registration Statement shall register for resale such number of Registrable Shares which is equal to the maximum number of Registrable Shares as is permitted by the Commission. In such event, as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, BEAC shall amend the Registration Statement or file one or more new Registration Statement(s) (such amendment or new Registration Statement shall also be deemed to be a “Registration Statement” hereunder) to register such additional Registrable Shares and cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof.

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(b) BEAC agrees that, except for such times as BEAC is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, BEAC will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earlier of (i) five (5) years from the effective date of the Registration Statement, (ii) the date on which Subscriber ceases to hold any Subscribed Shares, any Subscribed Notes or any Underlying Shares or (iii) on the first date on which the Subscriber can sell all of its Registrable Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for BEAC to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). BEAC shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. For so long as the Registration Statement shall remain effective, BEAC will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell the Registrable Shares pursuant to the Registration Statement, qualify the Registrable Shares for listing on the Exchange and update or amend the Registration Statement as necessary to include Registrable Shares. BEAC will use its commercially reasonable efforts to for so long as the Subscriber holds any Subscribed Shares and/or any Subscribed Notes or any Underlying Shares (if any), make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of BEAC under the Exchange Act so long as BEAC remains subject to such requirements to enable the Subscriber to resell the Subscribed Shares and/or the Underlying Shares pursuant to Rule 144.

(c) BEAC’s obligations to include the Registrable Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to BEAC a selling shareholder questionnaire or such other information concerning the Subscriber as shall be reasonably requested by BEAC as required under applicable law to effect the registration of the Registrable Shares; provided, that BEAC shall request such information from Subscriber at least five (5) Business Days prior to the anticipated Filing Date of the Registration Statement provided, further, that Subscriber shall not be required to sign any form of lock-up agreement. In the case of the registration effected by BEAC pursuant to this Subscription Agreement, BEAC shall, upon reasonable request, inform Subscriber as to the status of the effectiveness of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of the Subscribed Shares, the Subscribed Notes or the Underlying Shares. Notwithstanding anything to the contrary contained herein, BEAC shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if BEAC’s board of directors reasonably believes, upon the advice of outside legal counsel, that any event would require additional disclosure by BEAC in the Registration Statement of material non-public information that BEAC has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of BEAC’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (such circumstance, a “Suspension Event”); provided, that, with respect to foregoing clause (i), BEAC shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times or more than one hundred and twenty (120) total calendar days, in each case in any three hundred sixty (360) day period, and BEAC shall use commercially reasonable efforts to make such registration statement available for the sale by the Subscriber of such securities as soon as practicable thereafter. Upon receipt of any written notice from BEAC of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than one (1) Business Day from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than one (1) Business Day from the date of such Suspension Event, (iii) of the receipt by BEAC of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, or (iv) of the occurrence of any event or passage of time that makes the financial statements included or incorporated by reference in a Registration Statement ineligible for inclusion or incorporation by reference therein or any statement made in such Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, prospectus or other documents so that, in the case of such Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading, the Subscriber agrees that it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement until the Subscriber receives copies of a supplemental or amended prospectus (which BEAC agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or supplement has been filed or unless otherwise notified by BEAC that it may resume such offers and sales. Notwithstanding anything to the contrary set forth herein, BEAC shall not, when so advising Subscriber of such events, provide Subscriber with any material, non-public information regarding BEAC or subject Subscriber or any of its affiliates to a duty of confidentially. If so directed by BEAC, the Subscriber will deliver to BEAC or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (x) to the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary, BEAC shall use reasonable best efforts to cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of Subscriber in connection with any sale of Registrable Shares pursuant to the Registration Statement or Rule 144, in each case, with respect to which Subscriber has entered into a contract for sale, prior to Subscriber’s receipt of the notice of a Suspension Event and for which Subscriber has not yet settled.

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(d) Subscriber may deliver written notice (an “Opt-Out Notice”) to BEAC requesting that Subscriber not receive notices from BEAC otherwise required by this Section 5; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) BEAC shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify BEAC in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(d)) and the related suspension period remains in effect, BEAC will so notify Subscriber, within two (2) Business Days of Subscriber’s notification to BEAC, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

(e) For purposes of this Section 5 of this Subscription Agreement, (i) “Subscribed Shares” shall mean, as of any date of determination, the Subscribed Shares (as defined in the recitals to this Subscription Agreement) and any other equity security issued or issuable with respect to the Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement (excluding, for the avoidance of doubt, any Common Stock or other equity securities acquired in any other manner), (ii) “Underlying Shares” shall mean, as of any date of determination, the Underlying Shares (as defined in the recitals to this Subscription Agreement) and any other equity security issued or issuable with respect to the Underlying Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement (excluding, for the avoidance of doubt, any Common Stock or other equity securities acquired in any other manner), and (iii) “Subscriber” shall include any person to which the rights under this Section 5 shall have been duly assigned pursuant to this Subscription Agreement.

(f) BEAC shall indemnify and hold harmless Subscriber (to the extent Subscriber is a seller under the Registration Statement), the officers, directors, members, managers, partners, agents, investment advisors and employees of Subscriber, each person who controls Subscriber (within the meaning of the Securities Act or Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all reasonable out-of-pocket losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to BEAC by or on behalf of Subscriber expressly for use therein or that Subscriber has omitted a material fact from such information. BEAC shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which BEAC is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares and/or the Underlying Shares (as applicable) by Subscriber. Notwithstanding the forgoing, BEAC’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of BEAC (which consent shall not be unreasonably withheld or delayed).

(g) Subscriber shall, severally and not jointly with any Other Subscriber in the offering contemplated by this Subscription Agreement or selling shareholder named in the Registration Statement, indemnify and hold harmless BEAC, its directors, officers, members, managers, partners, agents and employees, each person who controls BEAC (within the meaning of the Securities Act and Exchange Act), and the directors, officers, members, managers, partners, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to BEAC by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information. Subscriber shall notify BEAC promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares and/or the Underlying Shares (as applicable) by Subscriber. In no event shall the liability of Subscriber exceed the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares and/or the Underlying Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld or delayed).

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(h) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or, in the exercise of the indemnifying party’s rights under clause (B) above, elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(i) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Subscribed Shares and/or the Underlying Shares (if any) purchased pursuant to this Subscription Agreement.

(j) If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Subscriber shall not exceed, when combined with any amounts owing under Section 5(g), the dollar amount of the net proceeds received by the Subscriber from the sale of any Subscribed Shares and/or any Underlying Shares (if any) giving rise to such contribution obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(j) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.

6. Removal of Restrictive Legends. If Subscriber has purchased Subscribed Shares hereunder, and/or has acquired the Underlying Shares (if any), subject to receipt from the Subscriber by BEAC and its transfer agent (the “Transfer Agent”) of such customary representations and documentation reasonably acceptable to BEAC and the Transfer Agent in connection therewith, the Subscriber may request that BEAC remove any legend from the book entry position evidencing the Subscribed Shares and/or the Underlying Shares (if any) and BEAC will, if required by the Transfer Agent, use its commercially reasonable efforts to cause an opinion of BEAC’s counsel be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Subscribed Shares and/or Underlying Shares (if any) (i) have been sold pursuant to an effective registration statement or prospectus, or (ii) have been sold pursuant to Rule 144. BEAC shall promptly respond to any requests from a Subscriber to remove restrictive legends upon the occurrence of the events in the immediately preceding sentence, but in any event no later than the Standard Settlement Period after receiving such request. BEAC shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with any actions taken pursuant hereto with respect to any legend removal and reissuance. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of trading days, on BEAC’s primary trading market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Subscribed Shares or Underlying Shares issued with a restrictive legend.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) the mutual written agreement of the parties hereto to terminate this Subscription Agreement, and (c) if any of the conditions to Closing set forth in Section 2 are not satisfied or waived as of the Transaction Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated as of the Transaction Closing Date, and (d) the date that is nine (9) months after the date of this Subscription Agreement, provided that if the Transaction Closing Date has not occurred in part as a result of a breach by the Subscriber of its obligations under this Subscription Agreement, or a breach by any Other Subscriber that is an affiliate of Subscriber of such Other Subscriber’s obligations under the applicable Other Subscription Agreement, the Subscriber shall not be entitled to terminate this Subscription Agreement pursuant to this clause (d) for so long as such breach is ongoing; provided, that nothing herein will relieve any party hereto from liability for any willful breach hereof prior to the time of termination, and each party hereto will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. BEAC shall notify Subscriber of the termination of the Business Combination Agreement promptly after the termination thereof. Upon the termination of this Subscription Agreement in accordance with this Section 7, any Purchase Price paid by the Subscriber to BEAC in connection herewith shall be promptly returned to the Subscriber within two (2) Business Days of such termination.

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8. Trust Account Waiver. Subscriber hereby acknowledges that BEAC has established a trust account (the “Trust Account”) containing the proceeds of its IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of BEAC’s public shareholders and certain other parties (including the underwriters of the IPO). For and in consideration of BEAC entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (i) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, that arises as a result of, in connection with or relating in any way to this Subscription Agreement, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Subscription Agreement, and (iii) will not seek recourse against the Trust Account for any Released Claims; provided, however, that nothing in this Section 8 shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the BEAC Constitutional Documents in respect of any redemptions by Subscriber of any Cayman Class A Shares it acquired by any means other than pursuant to this Subscription Agreement (subject to the Open Market Purchase Reduction Conditions and Currently Owned Shares Reduction Conditions, as applicable) or serve to limit or prohibit Subscriber’s right to pursue a claim against BEAC for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief or serve to limit or prohibit any claims that Subscriber may have in the future against BEAC's assets or funds that are not held in the Trust Account. Subscriber acknowledges and agrees that such irrevocable waiver is a material inducement to BEAC to enter into this Subscription Agreement, and further intends and understands such waiver to be valid, binding, and enforceable against Subscriber in accordance with applicable law. Notwithstanding anything in this Subscription Agreement to the contrary, the provisions of this Section 8 shall survive termination of this Subscription Agreement.

9. Miscellaneous.

(a) The provisions of this Subscription Agreement shall be interpreted in accordance with the following definitions, which shall apply equally to the singular and plural forms of the terms defined. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The verb form of the word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “or” and “any” shall not be construed to be disjunctive but not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” References to “$” or “dollars” shall mean United States dollars. Unless the context requires otherwise, (i) references to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended or supplemented from time to time, including through the promulgation of rules or regulations thereunder; (ii) the words “herein,” “hereto,” “hereby,” “hereof” and “hereunder” and words of similar import shall be construed to refer to this Subscription Agreement in its entirety and not to any particular provision hereof; and (iii) references to “Sections” shall be construed to refer to sections of this Subscription Agreement. “Writing”, “written” and comparable terms shall be deemed to refer to printing, typing or any other means (including e-mail and other electronic or digital media) of reproducing words in a visible form. Unless otherwise specified, the reference date for purposes of calculating any period shall be excluded from such calculation, but any period “from” or “through” a specified date shall commence or end, as applicable, on such specified date. Each party hereto acknowledges and agrees that it has been represented by legal counsel during, and has participated jointly with the other party hereto in, the negotiation and execution of this Subscription Agreement and waives the application of any law or rule of construction providing that ambiguities in a contract or other document or any provision thereof will be construed against the party that drafted such contract or other document or provision thereof.

(b) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given, delivered and received (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent via overnight mail to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(b).

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(c) Prior to the Closing, Subscriber agrees to promptly notify BEAC and REDLattice if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Prior to the Closing, BEAC agrees to promptly notify Subscriber if it becomes aware of any failure of any of its representations or warranties set forth herein to be true and correct, or any failure to perform or comply with any of its covenants set forth herein, in each case, such that the condition specified in Section 2(e)(i) or Section 2(e)(ii) would not be satisfied on the Transaction Closing Date. The Subscriber acknowledges that BEAC, REDLattice and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto.

(d) Each of BEAC, REDLattice, the Placement Agents and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated hereby.

(f) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) acquired hereunder, if any) may be transferred or assigned by Subscriber. Neither this Subscription Agreement nor any rights that may accrue to BEAC hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, BEAC may transfer the Subscription Agreement and its rights hereunder in connection with the consummation of the Transaction). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more funds or accounts managed by the investment manager or investment advisor that manages Subscriber (or an affiliate that controls, is controlled by or is under common control with such investment manager or investment advisor) or, with the prior written consent of BEAC and REDLattice, to another person, provided, in each case, that any assignee agrees in writing to be bound by the terms hereof as if it were an original party hereto and that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(g) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(h) Prior to Closing, BEAC may request from Subscriber such additional information as it may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent reasonably available; provided that BEAC agrees to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations, (B) as requested by the staff of the Commission and (C) to the extent such disclosure is required by other laws, rules or regulations, any order of a governmental authority or under the rules or regulations of the Exchange. Subscriber acknowledges that BEAC will file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report and/or a registration statement.

(i) This Subscription Agreement may not be amended, modified, waived or terminated (other than as provided by and in accordance with Section 7) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, waiver, or termination is sought; provided that any amendment, modification, waiver or termination (including pursuant to Section 7) provided by BEAC shall require the prior written consent of REDLattice (other than amendments, modifications or waivers that are solely ministerial in nature or otherwise immaterial and, in each case, do not affect any economic or any other material term of this Subscription Agreement).

(j) This Subscription Agreement, together with the Indenture, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties hereto, with respect to the subject matter hereof.

(k) This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

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(l) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(n) This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person except as expressly provided herein; provided, however, that each of REDLattice and the Placement Agents shall be intended third party beneficiaries of the representations and warranties of BEAC in Section 3 hereof and of Subscriber in Section 4 hereof and of the provisions of Section 9 hereof applicable to it, and REDLattice shall be an intended third party beneficiary of Section 6.

(o) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be adequate remedy for such damage. It is accordingly agreed that the parties hereto shall be entitled to seek equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(o) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. The parties hereto acknowledge and agree that REDLattice shall be entitled to seek to specifically enforce Subscriber’s and BEAC’s obligations hereunder and the provisions of the Subscription Agreement of which REDLattice is a third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

(p) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction.

(q) EACH PARTY HERETO AND ANY PERSON IDENTIFIED AS A THIRD PARTY BENEFICIARY HEREUNDER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

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(r) The parties hereto agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Designated Courts”). Each party hereto hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereto hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties hereto also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(b) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties hereto have submitted to jurisdiction as set forth above.

(s) BEAC shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement (provided that, if this Agreement is executed between midnight and 8:00 a.m., New York City time, on any Business Day, no later than 9:00 a.m. on the date hereof) (the “Disclosure Time”), issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby (and by the Other Subscription Agreements), the Transaction and any other material, non-public information (including, for the avoidance of doubt, with respect to REDLattice) that the Placement Agents or BEAC (or any of BEAC’s officers, directors or employees) has provided to Subscriber at any time prior to the filing of the Disclosure Document. Upon the issuance or filing of the Disclosure Document, Subscriber shall not be in possession of any material, non-public information received from BEAC or the Placement Agents any of their respective officers, directors, affiliates, agents or employees. Upon the earlier of (i) the Disclosure Time and (ii) the issuance or filing, as applicable, of the Disclosure Document, BEAC acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between BEAC, or any of its officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agents on the one hand, and any Subscriber or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. BEAC understands and confirms that Subscriber will rely on the foregoing representation in effecting securities transactions. From and after the issuance or filing, as applicable, of the Disclosure Document, BEAC shall not provide material non-public information to Subscriber, unless otherwise specifically agreed in writing by Subscriber prior to any such disclosure. Notwithstanding the foregoing, BEAC shall not publicly disclose the name of Subscriber, the investment adviser of Subscriber, or any of their respective affiliates, or include the name of Subscriber, the investment adviser of Subscriber, or any of their respective affiliates (i) in any press release or marketing materials without the prior written consent (including by e-mail) of Subscriber or (ii) in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Subscriber, except as required by the applicable securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the rules or regulations of the Exchange, in which case BEAC shall, to the extent legally permissible, provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subscriber will promptly provide any information reasonably requested by BEAC for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the Commission).

(t) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase the Subscribed Shares and/or the Subscribed Notes pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of BEAC or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber, any Other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscriber or other investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscriber or other investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

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(u) The Subscriber acknowledges and agrees that none of (i) any Other Subscriber pursuant to this Subscription Agreement or any Other Subscription Agreement, (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Transaction Agreement or any Non-Party Affiliate, shall have any liability to the Subscriber, pursuant to, arising out of or relating to this Subscription Agreement or any Other Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares and/or the Subscribed Notes and the Underlying Shares (if any) or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by BEAC, REDLattice, the Placement Agents or any Non-Party Affiliate concerning BEAC, REDLattice, the Placement Agents, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of BEAC, REDLattice, the Placement Agents or any of their respective controlled affiliates or any family member of the foregoing.

10. Open Market Purchases.

(a) At the Subscriber’s election, the number of Subscribed Shares for which Subscriber is obligated to purchase hereunder may be reduced on a one-for-one basis up to an aggregate of the number of Currently Owned Shares (as defined below) and Open Market Purchase Shares (as defined below) purchased by Subscriber no later than one (1) Business Day prior to the Redemption Deadline (as defined below), pursuant to the terms of this Section 10 (the “Reduction Right”). For the purposes of this Section 10: “Open Market Purchase Shares” means Cayman Class A Shares purchased by the Subscriber or its affiliates for their own account pursuant to open-market transactions with third parties at a price of less than the final per share redemption price payable to BEAC’s public shareholders who validly redeem their shares in connection with the Transaction; “Currently Owned Shares” means Cayman Class A Shares that the Subscriber or its affiliates beneficially own as of the date of this Amendment; and “Redemption Deadline” means the redemption deadline established in connection with the special meeting of shareholders of BEAC held to approve the Transaction.

(b) To exercise the Reduction Right with respect to the Open Market Purchase Shares, the Subscriber must agree to and cause its affiliates to: (i) not sell or otherwise transfer such Open Market Purchase Shares prior to the consummation of the Transaction; (ii) not vote any Open Market Purchase Shares in favor of approving the Transaction or any extension of time that BEAC has to consummate its initial business combination and instead submit a proxy abstaining from voting thereon; and (iii) to the extent it has the right to have any of its Open Market Purchase Shares redeemed for cash in connection with the consummation of the Transaction or any extension of time that BEAC has to consummate its initial business combination, not exercise any such redemption rights (collectively, the “Open Market Purchase Reduction Conditions”). To exercise the Reduction Right with respect to the Currently Owned Shares, the Subscriber must agree to and cause its affiliates to: (A) not sell or otherwise transfer such Currently Owned Shares prior to the consummation of the Transaction; (B) vote all of its Currently Owned Shares in favor of approving the Transaction or any extension of BEAC; and (C) to the extent it has the right to have any of its Currently Owned Shares redeemed for cash in connection with the consummation of the Transaction or in connection with any extension of BEAC, not exercise any such redemption rights (the “Currently Owned Shares Reduction Conditions”).

(c) Subscribers who wish to exercise their Reduction Right shall, no later than one (1) Business Day prior to the Redemption Deadline, deliver a certificate to the BEAC, signed by Subscriber, certifying: (i) the number of Subscribed Shares for which Subscriber has elected to exercise its Reduction Right, including the number of corresponding Open Market Purchase Shares and Currently Owned Shares, as applicable, (ii) the date such Open Market Purchase Shares and/or Currently Owned Shares were purchased by Subscriber or its affiliates, (iii) the price per share at which any such Open Market Purchase Shares were purchased by Subscriber or its affiliates, and (iv) that Subscriber and its affiliates have and will comply with the Open Market Purchase Reduction Conditions and Currently Owned Shares Reduction Conditions, as applicable.

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IN WITNESS WHEREOF, each of the undersigned has executed, or caused to be executed by its duly authorized representative, this Subscription Agreement as of the date first set forth above.

BOLD EAGLE ACQUISITION CORP.

By:
Name:	Eli Baker
Title:	Chief Executive Officer

Address for Notices:
955 Fifth Avenue
New York, NY 10075
Attention: Eli Baker

[Signature Page to PIPE Subscription Agreement]

IN WITNESS WHEREOF, Subscriber has executed, or caused to be executed by its duly authorized representative, this Subscription Agreement as of the date first set forth above.

Name of Subscriber:
By:
Name:
Title:

Name in which Subscribed Shares and/or Subscribed Notes are to be registered (if different):

Subscriber’s EIN or Social Insurance Number (if applicable):

Business Address-Street:

City, State, Zip Code:

Attn:

Telephone No.:
Email for notices:

Number of Subscribed Shares subscribed for:	__________________

Aggregate Purchase Price of Subscribed Shares:	$__________________

Aggregate Principal Amount of Subscribed Notes:	$__________________

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

(a)	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	Subscriber is subscribing as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

** OR **

(b)	ACCREDITED INVESTOR STATUS (Please check the box)

☐	Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

** AND **

(c)	AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of BEAC or REDLattice or acting on behalf of an affiliate of BEAC or REDLattice.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act of 1933 (the “Securities Act”), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

ANNEX B

FORM OF INDENTURE